EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-134944, No. 333-129777 and No. 333-205048) on Form S-8, as amended, and (No. 333-131935, No. 333-131512 and No. 333-204469) on Form S-3, of InfoSonics Corporation and subsidiaries of our report dated March 10, 2017, relating to the consolidated financial statements and the financial statement schedule, included in the Annual Report on Form 10-K of InfoSonics Corporation and subsidiaries for the year ended December 31, 2016.

/s/ SingerLewak LLP
SINGERLEWAK LLP

Irvine, California
March 10, 2017